As filed with the Securities and Exchange Commission on February 4, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ArcSight, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2241535
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5 Results Way
Cupertino, California 95014
(Address of Principal Executive Offices) (Zip Code)
2007 Equity Incentive Plan
2007 Employee Stock Purchase Plan
(Full Titles of the Plans)

Thomas J. Reilly
President, Chief Executive Officer and Director
ArcSight, Inc.
5 Results Way
Cupertino, California 95104
(Name and Address of Agent For Service)
(408) 864-2600
(Telephone Number, including area code, of agent for service)

Please send copies of all communications to:

Trâm T. Phi, Esq.	David A. Bell, Esq.
Vice President and General Counsel	Michael A. Brown, Esq.
ArcSight, Inc.	Fenwick & West LLP
5 Results Way	801 California Street
Cupertino, California 95014	Mountain View, California 94041
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount of
To Be Registered	Registered (1)	Per Unit	Price	Registration Fee
Common Stock, $0.00001 par value per share	1,357,590 (2)	$24.1400 (3)	$32,772,222.60 (3)	$2,336.66
Common Stock, $0.00001 par value per share	339,397 (4)	$20.5190 (5)	$6,964,087.04 (5)	$496.54
TOTAL	1,696,987	N/A	N/A	$2,833.20

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of the Registrant’s Common Stock that become issuable under the 2007 Equity Incentive Plan (the “2007 EIP”) and the 2007 Employee Stock Purchase Plan (the “2007 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents additional shares automatically reserved for issuance upon the exercise of outstanding options under the 2007 EIP. Shares available for issuance under the 2007 EIP were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on February 14, 2008 (Registration No. 333-149231). In addition, on January 13, 2009, the Registrant filed with the SEC a registration statement on Form S-8 (File No. 333-156691) to register the issuance of up to an additional 1,260,416 shares of Common Stock under the 2007 EIP.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on The NASDAQ Global Market on February 1, 2010.

(4)	Represents additional shares automatically reserved for issuance upon the exercise of outstanding options under the 2007 ESPP. Shares available for issuance under the 2007 ESPP were initially registered on a registration statement on Form S-8 filed with the SEC on February 14, 2008 (Registration No. 333-149231). In addition, on January 13, 2009, the Registrant filed with the SEC a registration statement on Form S-8 (File No. 333-156691) to register the issuance of up to an additional 315,104 shares of Common Stock under the 2007 ESPP.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices reported on The NASDAQ Global Market on February 1, 2010. This amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2007 ESPP.

PART I
Information Required in the Section 10(a) Prospectus
Item 1. Plan Information.
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

I-1

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
          ArcSight, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:
(a)	The Registrant’s Annual Report on Form 10-K for the year ended April 30, 2009 filed with the SEC on July 9, 2009;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2009 filed with the SEC on September 9, 2009;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2009 filed with the SEC on December 12, 2009;

(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on August 4, 2009 and November 24, 2009; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 22, 2008 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
          As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.
     As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:
•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.
          The Registrant has entered into indemnity agreements with its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.
          The Registrant currently carries liability insurance for its directors and executive officers.
          One of Registrant’s directors (Ted Schlein) is also indemnified by his employer with regard to his service on the Registrant’s board of directors.
          See also the undertakings set out in response to Item 9 hereof.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit					Filing	Provided
Number	Exhibit Description	Form	File No.	Exhibit	Date	Herewith
4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-145974	3.2	11/23/07

4.2	Form of Amended and Restated Bylaws of the Registrant.	S-1/A	333-145974	3.4	11/23/07

4.3	Form of Registrant’s common stock certificate.	S-1/A	333-145974	4.1	11/23/07

4.4	Amended and Restated Investors’ Rights Agreement, dated as of October 24, 2002, between ArcSight, Inc. and certain security holders of ArcSight, Inc.	S-1	333-145974	4.2	9/11/07

4.5	2007 Equity Incentive Plan.	S-1/A	333-145974	10.6	11/23/07

Exhibit					Filing	Provided
Number	Exhibit Description	Form	File No.	Exhibit	Date	Herewith
4.6	2007 Employee Stock Purchase Plan.	S-1/A	333-145974	10.8	11/23/07

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (see page II-5 of this Registration Statement).					X
Item 9. Undertakings.
          (a) The undersigned Registrant hereby undertakes:
               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on February 4, 2010.

ARCSIGHT, INC.
By:	/s/ Thomas J. Reilly
Thomas J. Reilly
President, Chief Executive Officer and Director

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stewart Grierson and Trâm T. Phi, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Reilly	President, Chief Executive Officer and	February 4, 2010
Thomas J. Reilly	Director (Principal Executive Officer)

/s/ Stewart Grierson	Chief Financial Officer	February 4, 2010
Stewart Grierson	(Principal Accounting and Financial Officer)

/s/ Sandra Bergeron	Director	February 4, 2010

Sandra Bergeron

/s/ William P. Crowell	Director	February 4, 2010

William P. Crowell

/s/ E. Stanton McKee, Jr.	Director	February 4, 2010

E. Stanton McKee, Jr.

Signature	Title	Date

/s/ Craig Ramsey	Director	February 4, 2010

Craig Ramsey

/s/ Scott A. Ryles	Director	February 4, 2010

Scott A. Ryles

/s/ Ted Schlein	Director	February 4, 2010

Ted Schlein

/s/ Roger S. Siboni	Director	February 4, 2010

Roger S. Siboni

Director

Ernest von Simson

EXHIBIT INDEX

Exhibit					Filing	Provided
Number	Exhibit Description	Form	File No.	Exhibit	Date	Herewith
4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-145974	3.2	11/23/07

4.2	Form of Amended and Restated Bylaws of the Registrant.	S-1/A	333-145974	3.4	11/23/07

4.3	Form of Registrant’s common stock certificate.	S-1/A	333-145974	4.1	11/23/07

4.4	Amended and Restated Investors’ Rights Agreement, dated as of October 24, 2002, between ArcSight, Inc. and certain security holders of ArcSight, Inc.	S-1	333-145974	4.2	9/11/07

4.5	2007 Equity Incentive Plan.	S-1/A	333-145974	10.6	11/23/07

4.6	2007 Employee Stock Purchase Plan.	S-1/A	333-145974	10.8	11/23/07

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (see page II-5 of this Registration Statement).					X